Exhibit 5.1

October 30, 2017

SL Green Realty Corp.

420 Lexington Avenue

New York, New York  10170

Re:                             SL Green Realty Corp., a Maryland corporation (the “Company”) — Issuance and sale of $100,000,000 aggregate principal amount of 4.50% Senior Notes due 2022 (the “Notes”) by Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson OP”), the Company and SL Green Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (“SLG OP” and, together with the Company and Reckson OP, the “Co-Obligors”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-208621) filed with the United States Securities and Exchange Commission (the “Commission”) on December 18, 2015 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Notes under the Securities Act of 1933, as amended (the “Act”), by the Co-Obligors pursuant to the Registration Statement.  The Notes will be issued under, and subject to the terms of, the Indenture (as defined herein) and will have terms identical to those of the $200,000,000 aggregate principal amount of 4.50% Senior Notes due 2022 offered and sold by the Co-Obligors on or about November 15, 2012 pursuant to the Registration Statement on Form S-3 (Registration No. 333-163914), the related base prospectus dated June 17, 2011 and the final prospectus supplement dated November 9, 2012.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Company (the “Charter”), represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on July 11, 2014 and Articles of Amendment filed with the Department on July 13, 2017;

(ii)                                  the Fourth Amended and Restated Bylaws of the Company adopted on March 23, 2016 (the “Bylaws”);

(iii)                               resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on or as of October 24, 2017 (the “Directors’ Resolutions”);

(iv)                              the status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(v)                                 a fully executed counterpart of the Indenture, dated as of August 5, 2011 (the “Base Indenture”), by and among the Co-Obligors and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of November 15, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Co-Obligors and the Trustee;

(vi)                              a fully executed counterpart of the global note, dated October 30, 2017, registered in the name of The Depository Trust Company or its nominee Cede & Co., representing the Notes;

(vii)                           the Registration Statement and the related prospectus and prospectus supplement, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(viii)                        the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated August 20, 1997, as further amended to date (the “Partnership Agreement”);

(ix)                              a certificate of Andrew S. Levine, Executive Vice President and Secretary of the Company, and Matthew J. DiLiberto, Chief Financial Officer of the Company, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions and the Partnership Agreement are true, correct and complete and have not been rescinded or modified and are in full force and effect on the date hereof, and certifying as to the manner of adoption or approval of the Directors’ Resolutions, the authorization of the issuance of the Notes, and the form, execution and delivery of the Indenture; and

(x)                                 such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                 each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  each of the parties (other than the Company) executing any instrument, document or agreement reviewed by us has duly authorized and validly executed and delivered each such instrument, document and agreement to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with their respective terms;

(d)                                 there are no material modifications of, or amendments to, the pertinent sections of the Indenture;

(e)                                  all Documents submitted to us as originals are authentic; all Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all Documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete;

(f)                                   all certificates submitted to us, including but not limited to the Officers’ Certificate, are true and correct, both when made and as of the date hereof;

(g)                                  the Directors’ Resolutions were adopted at a duly convened meeting of the Board of Directors of the Company by the affirmative vote of at least a majority of the entire Board of Directors of the Company or by unanimous consent of the directors of the Company given in writing or by electronic transmission;

(h)                                 all representations and warranties made by the Company in the Indenture (other than representations and warranties of the Company as to legal matters on which opinions are rendered herein) are true and correct;

(i)                                     the corporate action required to be taken by the Company as general partner of SLG OP in authorizing actions in its capacity as general partner of SLG OP is the same as that which would be required to be taken had SLG OP been organized as a limited partnership under the laws of the State of Maryland, instead of the State of Delaware, with the Company as its sole general partner and with no restrictions under the governing documents of SLG OP on the power or authority of the general partner to act on its behalf;

(j)                                    the Notes will be issued in book entry form, represented by a global note, and have been authenticated by the Trustee in accordance with, and subject to, the terms of the Indenture; and

(k)                                 the Indenture will remain in full force and effect for so long as the Notes are outstanding.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.                                      The Company, in its own capacity and in its capacity as the general partner of SLG OP, has the corporate power to create the obligation of the Company and SLG OP evidenced by the Notes.

3.                                      The issuance of the Notes by the Company and SLG OP pursuant to the Indenture has been duly authorized by the Company, in its own capacity and in its capacity as the general partner of SLG OP.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the limited partnership actions that may be required for SLG OP to authorize, execute, deliver or perform its obligations under any document, instrument or agreement.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP